Exhibit 10.3

FIRST AMENDMENT TO NOTE AND STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE AND STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of September 14, 2009 by and between ONSTREAM MEDIA CORPORATION, a Florida corporation (the “Company”) and ROCKRIDGE CAPITAL HOLDINGS LLC, a Virginia limited liability company (the “Investor”).

Background

A.           Investor and Company are parties to that certain Note and Stock Purchase Agreement dated April 14, 2009 (the “Purchase Agreement”).

B.           Company has requested that Investor make certain modifications to the Purchase Agreement, and Investor has agreed to Company’s requests, subject to the terms and conditions of this Amendment.

In consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:
1.           Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.           Amendments.  All of the provisions of the Purchase Agreement shall remain in full force and effect, except to the extent amended as follows:

(i)          The first WHEREAS clause is hereby deleted in its entirety and replaced with the following:

“ WHEREAS, the Company desires to enter into this Agreement with the Investor to sell and issue (i) a promissory Note of the Company in the principal amount of up to $2,000,000.00 which Note shall be in the form attached hereto as Exhibit A (as amended and in effect from time to time, the “Note”), and (ii) up to 2,200,000 restricted shares (the “Shares”) of Common Stock, par value $.0001 per share (the “Common Stock”) of the Company”;

(ii)         All references in Section 1b. to “$1,000,000” are hereby deleted in their entirety and replaced with “$2,000,000”;

(iii)        The reference in Section 1b. to “$250,000” is hereby deleted and replaced with “$1,250,000”; and

(iv)        The fourth and fifth sentences of Section 1b. are hereby deleted and replaced with the following:

“As an origination fee for the Note, the Investor shall have the option to require the Company to issue all or any portion of the Shares upon not less than sixty-one (61) days prior written notice to the Company.  Upon receipt of such written notice, the Company shall issue the Shares described in such notice to the Investor on the date requested in such notice”.  The issuance of 500,000 out of the 2,200,000 Shares is also subject to the further terms of such issuance included in the Note”.  The issuance of any Shares of the Company hereunder is subject to compliance with the prior notification to NASDAQ via an LAS filing, the required LAS waiting period, and the ultimate approval by NASDAQ of that LAS filing.

3.           Conditions Precedent.  The terms and conditions of this Amendment are made contingent upon, and shall not become effective, unless and until:

(i)          Investor shall receive (a) this Amendment and (b) an Allonge to Convertible Promissory Note, each in form and substance satisfactory to Investor and its counsel, executed by Company;

(ii)         Company shall have executed that certain Marketplace365 End User Agreement by and between the Company and Doctor’s Associates Inc. (“DAI”), in form and substance satisfactory to DAI;

(iii)        Company shall have delivered to Investor (a) corporate resolutions authorizing the transactions contemplated by this Amendment and (b) an opinion of its counsel with respect to such transactions, each in form and substance satisfactory to Investor and its counsel; and

(iv)        Company shall have delivered to Investor all such other documents as Investor or its counsel reasonably require.

4.           Miscellaneous

(a)          Upon the execution of this Amendment, the Purchase Agreement and the other Transaction Documents are restated to the extent that this Amendment restates them and are amended to the extent that this Amendment amends them.  Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Transaction Documents, together with all schedules and exhibits attached thereto, shall remain in full force and effect.  This Amendment, to the extent that it is inconsistent with the Transaction Documents, supersedes the Transaction Documents and any and all prior written and oral amendments of the Transaction Documents.

(b)          This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and assigns.

(c)          This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, but not its conflict of laws provisions.

(d)          This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

(e)          All costs incurred by Investor in connection with this Agreement and the transactions contemplated herein, including without limitation the reasonable fees and expenses of Investor’s counsel shall be paid by Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the date first written above.

COMPANY:

ONSTREAM MEDIA CORPORATION

By:	/s/ Randy S. Selman
Name: Randy S. Selman
Title: President and Chief Executive Officer

INVESTOR:

ROCKRIDGE CAPITAL HOLDINGS, LLC

By:	/s/ David Friedman
Name: David Friedman
Title: Managing Director

Signature Page to Rockridge/Onstream First Amendment